Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of Sostre Enterprises, Inc. of our reports dated February 28, 2017, relating to the December 31, 2015 and 2014 financial statements of Sostre Enterprises, Inc.

We also consent to the reference to our Firm under the caption “Experts” in this Registration Statement.

LIGGETT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

April 12, 2017